                                                                    EXHIBIT 11.1

                              REDWOOD TRUST, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                   Three Months          Nine Months
                                                                                      Ended                Ended
                                                                                September 30, 1999    September 30, 1999
                                                                                ------------------    -------------------
Average common shares outstanding..............................................     $ 9,481,418           $10,090,305
                                                                                    -----------           -----------

          Total ...............................................................       9,481,418            10,090,305
                                                                                    ===========           ===========
Net Income ....................................................................     $(3,738,178)          $ 4,625,047
                                                                                    ===========           ===========
Per Share Amount ..............................................................     $     (0.39)          $      0.46
                                                                                    ===========           ===========
Average common shares outstanding .............................................       9,481,418            10,090,305
Net effect of dilutive stock options outstanding
  during the period -- based on the treasury stock method .....................          89,513                99,320
                                                                                    -----------           -----------
          Total ...............................................................       9,570,931            10,189,625
                                                                                    ===========           ===========
Net Income ....................................................................     $(3,738,178)          $ 4,625,047
                                                                                    ===========           ===========
Per Share Amount ..............................................................     $     (0.39)          $      0.45
                                                                                    ===========           ===========



                                                                    EXHIBIT 11.1

                              REDWOOD TRUST, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                   Three Months          Nine Months
                                                                                      Ended                Ended
                                                                                September 30, 1998    September 30, 1998
                                                                                ------------------    -------------------
BASIC:

  Average common shares outstanding............................................      13,247,908            13,823,020
                                                                                   ------------          ------------

          Total ...............................................................      13,247,908            13,823,020
                                                                                   ============          ============
  Net Income ..................................................................    $(47,866,200)         $(45,907,029)
                                                                                   ============          ============
  Per Share Amount ............................................................    $     (3.61)          $     (3.32)
                                                                                   ============          ============
DILUTED:
  Average common shares outstanding ...........................................      13,247,908            13,823,020
  Net effect of dilutive stock options outstanding
    during the period -- based on the treasury stock method ...................          63,620                92,624
                                                                                   ------------          ------------
          Total ...............................................................      13,311,528            13,915,644
                                                                                   ============          ============
  Net Income ..................................................................    $(47,866,200)         $(45,907,029)
                                                                                   ============          ============
  Per Share Amount ............................................................    $      (3.60)         $      (3.30)
                                                                                   ============          ============



                                       53